UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2020
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ACCELERON PHARMA INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-36065	27-0072226
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification Number)
128 Sidney Street
Cambridge,	MA		02139
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:  (617) 649-9200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	XLRN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company            ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.            ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director.

On September 15, 2020, the Board of Directors (the "Board") of Acceleron Pharma Inc. (the "Company"), upon the recommendation of the Board’s Nominating and Corporate Governance Committee, elected Laura J. Hamill to the Board as a Class I Director and to serve on the Compensation Committee. Class I Directors' terms expire at the 2023 annual meeting of stockholders. In connection with her election as a director, the Company granted Ms. Hamill an option to purchase such number of shares of the Company’s common stock with an aggregate grant date fair value equal to approximately $500,000 using the Company’s current Black-Scholes valuation model, with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on September 15, 2020.

Consistent with the Company’s non-employee director compensation policy, Ms. Hamill will be eligible to receive annual cash retainer fees of $47,000 for service on the Board and $7,500 for service on the Compensation Committee, an annual stock option grant to purchase such number of shares of the Company’s common stock with an aggregate grant date fair value equal to approximately $217,000 using the Company’s then current Black-Scholes valuation model, with an exercise price equal to the closing price of the Company’s common stock on the date of grant, and an annual restricted stock unit grant of such number of restricted stock units equal to approximately $73,000 divided by the fair market value of a share of the Company's common stock on the date of grant of the award. Ms. Hamill has also entered into a customary indemnification agreement with the Company.

There is no arrangement or understanding between Ms. Hamill and any other person pursuant to which Ms. Hamill was elected as a director. Except as described herein, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Ms. Hamill has a direct or indirect material interest. There are no family relationships between Ms. Hamill and any of the directors or officers of the Company or any of its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

	By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq.
Senior Vice President, General Counsel and Secretary

Date: September 16, 2020

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